UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Greenlane Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on July 19, 2022 (the “Initial Form 8-K”), which described, among other matters, the closing of the transactions contemplated by that certain Membership Interest Purchase Agreement and supporting documents, dated as of July 19, 2022, by and between the Company and Portofino Partners LLC (the “Buyer”), pursuant to which the Buyer acquired the Company’s 50% stake in VIBES Holdings LLC (together with the transactions described above, the “Sale”).

This Amendment No. 1 amends the Initial Form 8-K to include the financial statements referred to in Item 9.01(b) below relating to the Sale.

Item 9.01.     Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company for the three months ended March 31, 2022 and for the year ended December 31, 2021 and the notes thereto, giving effect to the Sale, are filed herewith as Exhibit 99.1 and are incorporated in this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements of Greenlane Holdings, Inc. for the three months ended March 31, 2022 and for the year ended December 31, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: July 25, 2022	By:	/s/ Darshan Dahya
Darshan Dahya
Chief Accounting Officer